February 20, 1997
Mr. John Costello, Assistant Treasurer
Fidelity Advisor Series VIII (the trust)
Fidelity Emerging Markets Income Fund
Fidelity Strategic Income Fund
Fidelity Strategic Opportunities Fund (the funds)
82 Devonshire Street
Boston, Massachusetts 02109
Dear Mr. Costello:
Fidelity Advisor Series VIII is a Massachusetts business trust initially created as Fidelity Special Situations Fund, under a written Declaration of Trust dated September 22, 1983. The name of the
Trust was changed to Fidelity Advisor Series VIII by a majority vote of the Trustees on April 15, 1993.  An amendment and
restatement to the Declaration of Trust was filed with the offices of the Secretary of the Commonwealth on October 1, 1986, and
amended on July 15, 1993.  Supplements to the Declaration of
Trust were executed on November 16, 1984, and November 26,
1990, and were filed with the office of the Secretary of the Commonwealth on November 20, 1984 and November 30, 1990,
respectively.
I have conducted such legal and factual inquiry as I have deemed necessary for the purpose of rendering this opinion.
Under Article III, Section 1, of the Declaration of Trust, the beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or classes as the Trustees shall from time to time create and establish. The number of Shares is unlimited and each Share shall be without par value and shall be fully paid and non assessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders or any Series or class of Shareholders of the Trust to create and establish (and to change in any manner) Shares or any Series or classes thereof with such preferences, voting powers, rights, and privileges as the
Trustees may from time to time determine, to divide or combine the Shares or any Series or class thereof into a greater or lesser number, to classify or reclassify any issued Shares into one or more Series or classes of Shares, to abolish any one or more Series or classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable.
Under Article III, Section 4, The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize.  Such investments may be in the form of cash or securities in which the appropriate Series is authorized to invest, valued as provided in Article X, Section 3. After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to each Shareholder's account in the form of full Shares at the Net Asset
Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion,
(a) impose a sales charge upon investments in the Trust and (b)
issue fractional Shares.
By a vote adopted on September 13, 1984, and amended on:
February 22, 1985, the Board of Trustees authorized the issue and sale, from time to time, of an unlimited number of shares of beneficial interest of the trust in accordance with the terms included in the current Registration Statement and subject to the limitations of the Declaration of Trust and any amendments thereto.
I understand from you that, pursuant to Rule 24f-2 under the
Investment Company Act of 1940, the trust has registered an
indefinite amount of shares of beneficial interest under the
Securities Act of 1933. I further understand that, pursuant to the provisions of Rule 24f-2, the trust intends to file with the
Securities and Exchange Commission a Notice making definite the registration of 32,128,197 shares of the trust (the "Shares") sold in reliance upon Rule 24f-2 during the fiscal year ended December 31,
1996.
I am of the opinion that all necessary trust action precedent to the issue of Shares has been duly taken, and that all the Shares were legally and validly issued, and are fully paid and non assessable, except as described in the funds' Statements of Additional
Information under the heading "Shareholder and Trustee Liability."
In rendering this opinion, I rely on the representation by the trust that it or its agent received consideration for the Shares in accordance with the Declaration of Trust and I express no opinion as to compliance with the Securities Act of 1933, the Investment
Company Act of 1940 or applicable state "Blue Sky" or securities laws in connection with sales of the Shares.
I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with a Rule 24f-2 Notice which you are about to file under the 1940 Act with said
commission.
Sincerely,
/s/Arthur S. Loring
Arthur S. Loring
Vice President- Legal